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      Exhibit 8

DIRECTORS'

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors of Protective Life Insurance Company, a Tennessee corporation, ("Company") by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint John D. Johns, Nancy Kane or Steven G. Walker, and each or any of them, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign the Registration Statement on Form S-6, including any amendments thereto, to be filed by the Company with respect to the Capital Solutions flexible premium variable life product with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent or any of them which they may lawfully do in the premises or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand and seal this 30th day of December, 2003.

WITNESS TO ALL SIGNATURES:

/s/ NANCY KANE Nancy Kane	/s/ T. DAVIS KEYES T. Davis Keyes
/s/ JOHN D. JOHNS John D. Johns	/s/ J. WILLIAM HAMER, JR. J. William Hamer, Jr.
/s/ ALLEN W. RITCHIE Allen W. Ritchie	/s/ RICHARD J. BIELEN Richard J. Bielen
/s/ R. STEPHEN BRIGGS R. Stephen Briggs	/s/ CAROLYN KING Carolyn King
/s/ DEBORAH J. LONG Deborah J. Long	/s/ WAYNE E. STUENKEL Wayne E. Stuenkel

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DIRECTORS'
POWER OF ATTORNEY